                                                                    Exhibit 10.1



                            ASSET PURCHASE AGREEMENT



                                  BY AND AMONG



                                  RMI.NET, INC.



                                       AND



                               NETWORLD.COM, INC.




                     FUTUREONE, INC., AN ARIZONA CORPORATION



                                       AND


                     FUTUREONE, INC., A NEVADA CORPORATION(1)







                                NOVEMBER 19, 1999

-------------------
1  Solely for the purposes of Sections 8(h) and 9 hereof.

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                                TABLE OF CONTENTS

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1. Definitions ..............................................................1

2. Basic Transaction ........................................................4

    (a) Purchase and Sale of Acquired Assets ................................4

    (b) Assumption of Liabilities ...........................................4

    (c) Purchase Price ......................................................5

    (d) Adjustment to Purchase Price ........................................6

    (e) The Closing .........................................................6

    (f) Deliveries at the Closing ...........................................7

    (g) Allocation ..........................................................7

3. Representations and Warranties of the Seller .............................7

    (a) Organization of the Seller ..........................................7

    (b) Authorization of Transaction ........................................7

    (c) Noncontravention ....................................................8

    (d) Brokers' Fees .......................................................8

    (e) Title to Acquired Assets ............................................8

    (f) Financial Statements ................................................8

    (g) Events Subsequent to Most Recent Month End ..........................8

    (h) Undisclosed Liabilities .............................................9

    (i) Legal Compliance ....................................................9

    (j) Tax Matters .........................................................9

    (k) Real Property .......................................................9

    (l) Intellectual Property ..............................................10

    (m) Tangible Assets ....................................................10

    (n) Contracts ..........................................................10


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    (o) Insurance ..........................................................10

    (p) Litigation .........................................................10

    (q) Warranties .........................................................11

    (r) Guaranties .........................................................11

    (s) FCC Authorizations .................................................11

    (t) Employees ..........................................................11

    (u) Disclosure .........................................................11

    (v) Refundable Deposits ................................................11

    (w) Past Due Accounts ..................................................11

    (x) Point of Presence Agreements .......................................12

4. Representations and Warranties of the Buyer .............................12

    (a) Organization of the Buyer ..........................................12

    (b) Authorization of Transaction .......................................12

    (c) Noncontravention ...................................................12

    (d) SEC Filings ........................................................13

    (e) Buyer Shares .......................................................13

    (f) Brokers' Fees ......................................................13

    (g) Absence of Certain Changes .........................................13

    (h) Disclosure .........................................................13

5. Pre-Closing Covenants ...................................................13

    (a) General ............................................................13

    (b) Notices and Consents ...............................................13

    (c) Operation of the Acquired Assets ...................................14

    (d) Preservation of Business ...........................................14


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    (e) Full Access ........................................................14

    (f) Notice of Developments .............................................14

    (g) Legend .............................................................14

    (h) Registration Rights Agreement ......................................15

6. Conditions to Obligation to Close .......................................15

    (a) Conditions to Obligation of the Buyer ..............................15

    (b) Conditions to Obligation of the Seller .............................16

7. Termination .............................................................17

    (a) Termination of Agreement ...........................................17

    (b) Effect of Termination ..............................................18

8. Post-Closing Covenants ..................................................18

    (a) General ............................................................18

    (b) Litigation Support .................................................19

    (c) Transition .........................................................19

    (d) Confidentiality ....................................................20

    (e) Covenant Not to Compete ............................................20

    (f) Survival of Representations and Warranties .........................21

    (g) Third Party Consents ...............................................21

    (h) Indemnification Provisions for Benefit of the Buyer ................21

    (i) Indemnification Provisions for Benefit of the Seller ...............22

    (j) Matters Involving Third Parties ....................................23

    (k) Limitations on Indemnification Obligations .........................23

9. Escrow Agreement ........................................................24

10. Miscellaneous ..........................................................25


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    (a) Press Releases and Public Announcements ............................25

    (b) No Third-Party Beneficiaries .......................................25

    (c) Entire Agreement ...................................................25

    (d) Succession and Assignment ..........................................25

    (e) Counterparts .......................................................25

    (f) Headings ...........................................................26

    (g) Notices ............................................................26

    (h) Governing Law ......................................................27

    (i) Arbitration ........................................................27

    (j) Amendments and Waivers .............................................28

    (k) Severability .......................................................28

    (l) Expenses ...........................................................28

    (m) Construction .......................................................28

    (n) Incorporation of Exhibits and Schedules ............................29

    (o) Specific Performance ...............................................29


Exhibit A - Acquired Assets

         Exhibit A-1 - Customer Contracts and Customer List
         Exhibit A-2 - Supplier Contracts and Supplier List
         Exhibit A-3 - Tangible Assets
         Exhibit A-4 - Accounts Receivable
         Exhibit A-5 - Commercial Lease Agreements

Exhibit B - Lockup Agreement

Exhibit C - Bill of Sale

Exhibit D - Assignment and Assumption of Contracts

Exhibit E - Financial Statements

Exhibit F - Registration Rights Agreement

Exhibit G - Opinion of Counsel to Seller

Exhibit H - Opinion of Counsel to Buyer

Exhibit I - Escrow Agreement

Exhibit J - Customer Transition Agreement

Exhibit K - Interim Agreement to Permit Occupancy Pending Assignment of Leases

Disclosure Schedule.

                            ASSET PURCHASE AGREEMENT


THIS ASSET PURCHASE AGREEMENT entered into as of this 19th day of November, 1999, by and among RMI.NET, INC., a Delaware corporation (the "Buyer"), Networld.com, Inc., an Arizona corporation (the "Seller"), FutureOne, Inc., an Arizona corporation and sole shareholder of the Seller (the "Sole Shareholder"), and, solely for purposes of Sections 8(h) and 9 hereof, FutureOne, Inc., a Nevada corporation and sole shareholder of the Sole Shareholder ("FutureOne, Inc"). The Buyer and the Seller are sometimes referred to collectively herein as the "Parties".

         This Agreement contemplates a transaction in which the Buyer will purchase certain of the assets and assume certain specified liabilities of the Seller in return for the consideration hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1.       DEFINITIONS.

         "ACQUIRED ASSETS" means all right, title, and interest in and to the assets of the Seller set forth on Exhibit A hereto.

         "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorney's fees and expenses involving or relating to the Acquired Assets.

         "ASSIGNMENT AND ASSUMPTION OF CONTRACTS" has the meaning set forth in Section 2(f) below.

         "ASSUMED LIABILITIES" means (a) those existing obligations of the Seller under the real estate leases as indicated on Exhibit A-5 attached hereto and (b) the obligation to provide certain services to the customers acquired as part of the Acquired Assets, but only to the extent that such obligation is reflected as Deferred Revenue on the balance sheet contained in the Most Recent Financial Statements; PROVIDED, HOWEVER, that the Assumed Liabilities shall NOT include any other Liability of the Seller not specified in (a) or (b) above.

         "BILL OF SALE" means the Bill of Sale attached hereto as Exhibit C.

         "BUYER" has the meaning set forth in the preface above.

         "BUYER SHARE" means any share of the common stock, $0.001 par value per share, of the Buyer.

         "CLOSING" has the meaning set forth in Section 2(e) below.

         "CLOSING DATE" has the meaning set forth in Section 2(e) below.

         "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Parties that is not already generally available to the public.

         "DFA SMALL COMPANY PORTFOLIO" means the DFA Small Company Portfolio (Ticker: DFSCX).

         "DISCLOSURE SCHEDULE" has the meaning set forth in Section 3 below.

         "DISTRIBUTEES" has the meaning set forth in Section 2(c)(ii) below.

         "ESCROW AGENT" has the meaning set forth in Section 2(c)(iii) below.

         "ESCROW AGREEMENT" has the meaning set forth in Section 9 below.

         "ESCROW FUND" has the meaning set forth in Section 9 below.

         "ESCROW PERIOD" has the meaning set forth in Section 2(c)(iii) below.

         "ESCROW SHARES" has the meaning set forth in Section 2(c)(iii) below.

         "EXCLUDED ASSETS" means the assets of the Seller not purchased by the Buyer hereunder.

         "FCC AUTHORIZATIONS" means all approvals, consents, permits, licenses, certificates, and authorizations given by the Federal
Communications Commission or similar federal governmental agency to provide the telecommunications services currently provided by the Seller and to conduct its business as it is currently conducted.

         "FINAL DISBURSEMENT" has the meaning set forth in Section 2(c)(ii) below.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 3(f) below.

         "FUTUREONE, INC." has the meaning set forth in the preface above.

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         "GAAP" means United States generally accepted accounting principles as in effect

         "INITIAL DISBURSEMENT" has the meaning set forth in Section 2(c)(i) below.

         "INTELLECTUAL PROPERTY" means (a) all licenses for and any modifications to computer software which are part of the Acquired Assets, (b) the "FutureOne" domain name for the purpose of serving customers that use the domain name "futureone.com," and (c) all practices and procedures and other license agreements and confidential business information (including ideas, know how, production processes and techniques, specifications, and customer and supplier lists) used in the operation of the Acquired Assets.

         "KNOWLEDGE" means actual knowledge after reasonable investigation.

         "LIABILITY" OR "LIABILITIES" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "LOCKUP AGREEMENT" has the meaning set forth in Section 2(c)(v) below.

         "LOCKUP PERIODS" has the meaning set forth in Section 2(c)(v) below.

         "LOCKUP SHARES" has the meaning set forth in Section 2(c)(v) below.

         "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in
Section 3(f) below.

         "MOST RECENT FISCAL MONTH END" has the meaning set forth in Section 3(f) below.

         "MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 3(f) below.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PARTY" has the meaning set forth in the preface above.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "POST-CLOSING REVENUE" has the meaning set forth in Section 2(d)(ii) below.

         "PRE-CLOSING REVENUE" has the meaning set forth in Section 2(d)(i) below.

         "PURCHASE PRICE" has the meaning set forth in Section 2(c) below.

         "RECURRING REVENUE RATE" has the meaning set forth in Section 2(d) below.

         "REFUNDABLE DEPOSITS" has the meaning set forth in Section 3(v) below.

         "REGISTERED SHARES" has the meaning set forth in Section 2(c)(iv) below.

         "SEC" means the United States Securities and Exchange Commission.

         "SEC FILINGS" HAS THE MEANING SET FORTH IN SET FORTH IN SECTION 4(D) BELOW.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, OTHER THAN (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SELLER" has the meaning set forth in the preface above.

         "SOLE SHAREHOLDER" has the meaning set forth in the preface above.

         "TANGIBLE ASSETS" has the meaning set forth in Section 3(m) below.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         2.       BASIC TRANSACTION.

                  (a) PURCHASE AND SALE OF ACQUIRED ASSETS. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing, for the consideration specified below in this Section 2.

                  (b) ASSUMPTION OF LIABILITIES. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for the Assumed Liabilities at the Closing. The Buyer will not assume or have any

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responsibility, however, with respect to any other obligation or Liability of the Seller not included within the definition of Assumed Liabilities, except as otherwise provided in Section 8(c)(iv) below.

                  (c) PURCHASE PRICE. In exchange for the Acquired Assets, the Buyer agrees to pay to the Seller $2,900,000 (the "Purchase Price"), subject to adjustment in accordance with Sections 2(d)(i) and 2(d)(ii) below:

                           i.  At the Closing, Buyer will issue to the Seller
that number of the Buyer Shares equal to eighty percent (80%) of the Purchase Price (the "Initial Disbursement") divided by the average closing price per share of the Buyer Shares for the five (5) day period ending on the day prior to the Closing Date (the "Closing Price"). The Initial Disbursement set forth herein is subject to adjustment in accordance with Section 2(d)(i) below and a lock-up agreement in accordance with section 2(c)(v) below.

                           ii.  Ninety (90) days after the Closing, the Buyer
will issue to the Seller that number of the Buyer Shares equal to ten percent (10%) of the Purchase Price (the "Final Disbursement") divided by the Closing Price. The Final Disbursement set forth herein is subject to the adjustments in Sections 2(d)(i) and 2(d)(ii) below and a lockup agreement in accordance with Section 2(c)(v).

                           iii. At and as of the Closing Date, to secure the
obligations under Section 8 below, and as more fully described in Section 9 below, the Buyer shall deposit with an escrow agent (the "Escrow Agent") the Buyer Shares equal to ten percent (10%) of the Purchase Price divided by the Closing Price (the "Escrow Shares"), which Escrow Shares shall be held by the Escrow Agent for eighteen (18) months following the Closing Date (the "Escrow Period"). The Escrow Shares shall be registered under the Securities Act ninety (90) days prior to the expiration of the Escrow Period.

                           iv.  The number of Buyer Shares to be issued
pursuant to Sections 2(c)(i) above equal to fifty percent (50%) of the Purchase Price divided by the Closing Price shall be allocated among and distributed by the Seller to itself and its shareholder, (the "Distributees") as determined by the Seller in its sole and absolute discretion and shall be registered under the Securities Act of 1933, as amended (the "Registered Shares"). Subject to the provisions of Rule 145 of the Securities Act of 1933, as amended, the Distributees shall be allowed to sell, trade and otherwise transfer the Registered Shares; PROVIDED, HOWEVER, that the Distributees may not sell, trade or otherwise transfer more than 4,000 of such Registered Shares in any one trading day, and the Distributees may not sell, trade or otherwise transfer any such Registered Shares during the first 30 minutes and the final 30 minutes of any trading day; PROVIDED FURTHER, that the Seller shall be allowed to make a one-time transfer of the Registered Shares to the DFA Small Company Portfolio (Ticker: DFSCX), or to another fund recommended by the Seller, but at the Buyer's sole discretion and only after receiving written permission from the Buyer.

                           v.   The number of Buyer's Shares issued pursuant
to Section 2(c)(i) above equal to thirty percent (30%) of the Purchase Price divided by the Closing Price, and the Buyer's Shares issued in the Final Disbursement as set forth in Section 2(c)(ii) above will be subject to a lockup agreement (collectively, the "Lockup Shares") in the form attached hereto as Exhibit B (the "Lockup Agreement") for the following periods of time: ten percent (10%) of the Buyer's Shares for a period of six (6) months from the date of issuance; an additional twenty percent (20%) of the Buyer's Shares for a period of twelve (12) months from the date of issuance; and the Buyer's Shares issued in the Final Disbursement for a period of three (3) months from the date of issuance (the "Lockup Periods"); PROVIDED, HOWEVER, that in no event shall the Lockup Shares include the Registered Shares. The Lock Up Shares shall be registered under the Securities Act on or prior to the date of the expiration of the relevant Lockup Period.

                  (d) ADJUSTMENT TO PURCHASE PRICE. The Purchase Price set forth in Section 2(c) above is based upon an monthly recurring revenue rate directly derived from the Acquired Assets of $138,333 for the calendar month immediately preceding the month in which the Closing occurs (the "Recurring Revenue Rate"). For purposes of this Agreement, the Recurring Revenue Rate has been determined through accrual based accounting in accordance with GAAP for revenues that recur each month on a customer specific and plan type basis.

                           i.   In the event that the monthly revenue rate
directly derived from the Acquired Assets for the one (1) month period immediately preceding the Closing (the "Pre-Closing Revenue") is less or more than the Recurring Revenue Rate, the Purchase Price shall be reduced or increased by $20.96 for each dollar that the Pre-Closing Revenue is less or more than the Recurring Revenue Rate.

                           ii.  In the event that the average monthly revenue
rate directly derived from the Acquired Assets for the ninety (90) day period immediately following the Closing Date (the "Post-Closing Revenue") is less than the Recurring Revenue Rate, the Final Disbursement shall be reduced by $20.96 for each dollar that the Post-Closing Revenue is less than the Recurring Revenue Rate; PROVIDED, HOWEVER, that (A) any monies refunded or forgiven by the Buyer to a customer for sales promotional or customer retention purposes, but not otherwise legally owed to such customer, and (B) revenues lost as a result of a service outage (i) that the Seller could not reasonably have foreseen nor prevented or (ii) that was caused by any negligent action or omission of the Buyer not directly or indirectly related to any action or omission of the Seller with respect to the Acquired Assets, shall not be deducted from the Post-Closing Revenue.

                  (e) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place by in presence or by telephone conference call, or at the corporate headquarters of the Buyer, 999 18th Street, North Tower, 22nd Floor, Denver, Colorado 80202, commencing at 10:00 a.m. local time on the earlier of (i) the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or (ii) November 19, 1999 (the "Closing Date"); PROVIDED, HOWEVER, that the Closing Date may be extended upon mutual written agreement of the Parties.

                  (f) DELIVERIES AT THE CLOSING. At the Closing: (i) the Buyer will deliver to the Seller (A) the various certificates, instruments, and documents referred to in Section 6 below, and (B) the Purchase Price specified in Sections 2(c)(i) through 2(c)(iii); (ii) the Seller will deliver to the Buyer (A) the various certificates, instruments, and documents referred to in Section 6 below, (B) the Bill of Sale in the form attached hereto as Exhibit C, and (C) the Assignment and Assumption of Contracts in the form attached hereto as Exhibit D; and (iii) each Party shall deliver such other instruments of sale, transfer, conveyance, and assignment as the other Party and its counsel reasonably may request.

                  (g) ALLOCATION. The Parties agree that the Buyer may allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in the most tax-efficient manner available to the Buyer.

         3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer that the statements contained in this
Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this
Section 3:

                  (a) ORGANIZATION OF THE SELLER. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona.

                  (b) AUTHORIZATION OF TRANSACTION. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, all individuals who are signatories to this Agreement have been duly authorized to execute, deliver, and cause the Seller to perform this Agreement. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

                  (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject, or any provision of the articles of incorporation or bylaws of the Seller or (ii) conflict with, result in a material breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of the Acquired Assets ). The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except for the "Supplier Contracts" and the Leases being assumed by Buyer hereunder.

                  (d) BROKERS' FEES. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated, and the Buyer shall have no Liability whatsoever to such broker.

                  (e) TITLE TO ACQUIRED ASSETS. As of the date of Closing, the Seller shall provide to the Buyer good and marketable title to all of the Acquired Assets, free and clear of any Liabilities, but excluding the Assumed Liabilities and certain other Liabilities set forth on Section 3(e) of the Disclosure Schedule to be paid by the Seller pursuant to Section 8(l) below, including all debts, obligations, claims, limitations, liens, Security Interests, restrictions on transfer, and/or any other encumbrances whatsoever.

                  (f) FINANCIAL STATEMENTS. Attached hereto as Exhibit E are the following financial statements of the Seller (collectively, the "Financial Statements"): (i) unaudited balance sheets and statements of income as of and for the month ended October 31, 1999 (the "Most Recent Fiscal Month End") and for the nine (9) months ended September 30, 1999; and
(ii) as they relate specifically to the Acquired Assets, a statement of revenue for the one month ended October 31, 1999, and the balances in the deferred revenue and accounts receivable accounts as of October 31, 1999 (collectively, the "Most Recent Financial Statements"). The Most Recent Financial Statements (without any notes thereto) have been prepared in accordance with GAAP on a consistent basis throughout the periods covered thereby, and are true, correct, and complete.

                  (g) EVENTS SUBSEQUENT TO MOST RECENT MONTH END. Since the Most Recent Fiscal Month End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Acquired Assets of the Seller.

                  (h) UNDISCLOSED LIABILITIES. The Seller has no Liability with respect to the Acquired Assets with the exception of the Assumed Liabilities (and the Seller does not have any reason to believe that any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand may be brought against any of them giving rise to any Liability).

                  (i) LEGAL COMPLIANCE. The Seller has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), with respect to the Acquired Assets, including FCC Authorizations, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

                  (j) TAX MATTERS. The Seller has timely filed all Tax Returns with respect to the ownership and operation of the Acquired Assets and paid all Taxes due thereunder, and no Liability exists for any unpaid Taxes relative to the Acquired Assets prior to the Closing.

                  (k) REAL PROPERTY. The Seller does not own any interest in any real property. Section 3(k) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Seller related to the Acquired Assets. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 3(k) of the Disclosure Schedule (as amended to date). Other than such leases or subleases, the Acquired Assets do not include any real property or any interest therein. With respect to each lease and sublease listed in Section 3(k) of the Disclosure Schedule:

                           i.   the lease or sublease is legal, valid,
binding, enforceable, and in full force and effect, except where the illegality, invalidity, non-binding nature, unenforceability or ineffectiveness would not have a material adverse effect on the financial condition of the Company;

                           ii.  the lease or sublease will continue to be
legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, except where the illegality, invalidity, non-binding nature, unenforceability or ineffectiveness would not have a material adverse effect on the financial condition of the Company;

                           iii. no party to the lease or sublease is in
breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or constitute a default or permit termination, modification, or acceleration thereunder;

                           iv.   no party to the lease or sublease has
repudiated any provision thereof;

                           v.    there are no disputes, oral agreements, or
forbearance programs in effect as to the lease or sublease;

                           vi.   with respect to each sublease, the
representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

                           vii.  the Company has not assigned, transferred,
conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                           viii. all facilities leased or subleased
thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

                           ix.   all facilities leased or subleased
thereunder are supplied with utilities and other services necessary for the operation of said facilities.

                  (l) INTELLECTUAL PROPERTY. The Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the Acquired Assets as presently operated, free and clear of any Security Interests, Liabilities or other restrictions.

                  (m) TANGIBLE ASSETS. The Seller owns all tangible assets set forth in Exhibit A-3 (the "Tangible Assets"). Each such Tangible Asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

                  (n) CONTRACTS. Except as set forth in Section 3(n) of the Disclosure Schedule, no material contracts or other agreements exist relating to the Acquired Assets to which the Seller is a party.

                  (o) INSURANCE. The Acquired Assets have been, and will be until the Closing Date, covered by an insurance policy (providing property, casualty, and liability coverage) adequately insuring the Acquired Assets.

                  (p) LITIGATION. The Seller (i) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge, relative to the Acquired Assets, nor (ii) is it a party or, to the Knowledge of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator with respect to the Acquired Assets. The Seller does not have any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Seller relative to the Acquired Assets.

                  (q) WARRANTIES. No product or service sold, leased, or delivered by the Seller with respect to the Acquired Assets is subject to any guaranty, warranty, or other indemnity.

                  (r) GUARANTIES. The Seller is not a guarantor or otherwise is liable for any Liability or other obligation (including indebtedness) of any other Person with respect to the Acquired Assets.

                  (s) FCC AUTHORIZATIONS. There are no FCC Authorizations which have been issued to the Seller with respect to the Acquired Assets.

                  (t) EMPLOYEES. The Seller is not a party to or bound by any collective bargaining agreement, nor has Seller experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Seller has not committed any unfair labor practice that, individually or in the aggregate, would have a material adverse effect on the Acquired Assets. The Seller has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Seller. The Seller believes it has complied in all material respects to all applicable federal, state and local laws, statutes, rules, ordinances and regulations regarding their respective employees.

                  (u) DISCLOSURE. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

                  (v) REFUNDABLE DEPOSITS. The Seller has made certain deposits to secure liabilities of the Seller for leases, utilities, and telecommunications circuit agreements to be assumed by the Buyer under this Agreement from which no deductions would be made were the Seller to complete the terms of such leases, utilities, and telecommunication circuit agreements and request reimbursement from the holders of such deposits (the "Refundable Deposits"), which amount to a total sum equal to or greater than $18,330.

                  (w) PAST DUE ACCOUNTS. None of the customers' accounts to be acquired by the Buyer as part as of the Acquired Assets will be more than sixty (60) days past due as of the Closing Date, and no revenue relating to accounts that will be more than sixty (60) days past due as of the Closing Date is included in the Pre-Closing Revenue, with the exception of the accounts of those customers that the Parties mutually agree, on or prior to ninety (90) days after the Closing Date, demonstrate reasonable indicia of a pattern of late but reasonably reliable payment, provided that the Seller shall use its reasonable best efforts to assist the Buyer in obtaining the payment of such accounts within a reasonable time after the Closing Date.

                  (x) POINT OF PRESENCE AGREEMENTS. All Point of Presence agreements to which the Seller is a party (the "POP Agreements") are in final and written form as of the Closing Date and will remain in full force and effect, pursuant to the same terms and conditions, from and after the Closing Date and are attached hereto as Exhibit A-5..

                  4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this
Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

                  (a) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

                  (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a material breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

                  (d) SEC FILINGS. The Buyer has filed all required reports, schedules, forms, statement and other documents with the SEC since January 1, 1998 (the "SEC Filings"). As of their respective dates, the SEC Filings complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, the rules and regulations of the SEC promulgated thereunder applicable to such SEC Filings , and none of the SEC Filings when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (e) BUYER SHARES. The Buyer Shares have been duly authorized, will be, when issued, validly issued, fully paid, nonassessable, and validly existing, free and clear of any Liabilities and other encumbrances and restrictions, except as set forth herein.

                  (f) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

                  (g) ABSENCE OF CERTAIN CHANGES. Since the date of the filing with the SEC of its most recent quarterly report on Form 10-Q, as supplemented by subsequent current reports on any Forms 8-K thereafter, there has not been any material adverse change with respect to the business of the Buyer or any event, occurrence, or development of a set of circumstances or facts known to the Buyer, which, as of the date hereof, could reasonably be expected to have a material adverse effect on the Buyer.

                  (h) DISCLOSURE. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

         5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                  (a) GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 6 below).

                  (b) NOTICES AND CONSENTS. The Seller will give any notices to third parties, and the Seller will use its reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 3 above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Sections 3 and 4 above. Without limiting the generality of the foregoing, each of the Parties will make any further filings that may be necessary, proper, or advisable in connection therewith.

                  (c) OPERATION OF THE ACQUIRED ASSETS. The Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, with respect to the Acquired Assets.

                  (d) PRESERVATION OF BUSINESS. The Seller will keep the Acquired Assets substantially intact, including its present use and operation thereof, and its relationships with licensors, suppliers, customers, and employees related to the Acquired Assets.

                  (e) FULL ACCESS. The Seller will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, to all of the Seller's premises, properties, personnel, books, records (including Tax records), contracts, and documents of, or pertaining to, the Acquired Assets.

                  (f) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Sections 3 and 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement this Agreement or the Exhibits hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

                  (g) LEGEND. The Buyer and the Seller covenant and agree that fifty percent (50%) of the Buyer Shares will bear the following legend until the Buyer Shares are registered pursuant to Sections 2(c)(iv) and 2(c)(v) hereof and the Registration Rights Agreement (as defined below):

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY ACCEPTING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN ACCORDANCE WITH ANY OTHER EXEMPTION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE

         SECURITIES LAWS UPON THE DELIVERY OF A LEGAL OPINION, REASONABLY SATISFACTORY TO THE ISSUER, TO THE FOREGOING EFFECT. THE TRANSFER OF THE SECURITIES IS ALSO RESTRICTED UNDER THE TERMS OF A REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF RMI.NET, INC.

                  (h) REGISTRATION RIGHTS AGREEMENT. The Buyer shall agree, and upon any distribution of the Buyer Shares to the Seller the Seller shall agree, to become a party to and be bound by a Registration Rights Agreement in the form attached hereto as Exhibit F (the "Registration Rights Agreement"), setting forth the terms of ownership of the Buyer Shares; PROVIDED, HOWEVER, that except as provided in Sections 2(c)(iv) and 2(c)(v) hereof the Seller receiving the Buyer Shares shall not be entitled to any demand registration rights.

         6. CONDITIONS TO OBLIGATION TO CLOSE.

                  (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                           i.   the representations and warranties set forth
in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

                           ii.  the Seller shall have performed and complied
with all of its covenants hereunder in all material respects through the Closing;

                           iii. no action, suit, or proceeding shall be
pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own the Acquired Assets, to operate the Acquired Assets (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                           iv.  the Seller and the Buyer shall have entered
into the Assignment and Assumption of Contracts;

                           v.   the Seller shall have delivered to the Buyer
the Bill of Sale;

                           vi.  the Seller and the Buyer shall have received
all other authorizations, consents, and approvals of governments and governmental agencies, if any referred to in Sections 3 and 4 above;

                           vii.  the Seller shall have delivered to the Buyer
a certificate to the effect that each of the conditions specified above in
Section 6(a)(i)-(iii) is satisfied in all respects;

                           viii. the Buyer shall have received from counsel
to the Seller an opinion in form and substance as set forth in Exhibit G attached hereto, addressed to the Buyer, and dated as of the Closing Date;

                           ix.   the Buyer shall have completed and shall be
satisfied with its due diligence examination of the Seller;

                           x.    the Buyer's board of directors shall have
approved this Agreement; and

                           xi.   all actions to be taken by the Seller in
connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

                  The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

                  (b) CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                           i.   the representations and warranties set forth
in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                           ii.  the Buyer shall have performed and complied
with all of its covenants hereunder in all material respects through the Closing;

                           iii. no action, suit, or proceeding shall be
pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                           iv.  the Seller and the Buyer shall have entered
into the Assignment and Assumption of Contracts and the Buyer shall have delivered to the Seller the Registration Rights Agreement;

                           v.    the Buyer shall have delivered to the Seller
a certificate to the effect that each of the conditions specified above in
Section 6(b)(i)-(iii) is satisfied in all respects;

                           vi.   the Buyer shall have delivered to the Seller
evidence of the instructions to the Buyer's transfer agent to transfer (A) to the Seller, a number of the Buyer Shares equal to eighty percent (80%) of the Purchase Price divided by the Closing Price, and (B) to the Escrow Agent, the Escrow Shares;

                           vii.  the Seller shall have received from counsel
to the Buyer an opinion in form and substance as set forth in Exhibit H attached hereto, addressed to the Seller, and dated as of the Closing Date;

                           viii. the Seller's board of directors shall have
approved this Agreement; and

                           ix.   all actions to be taken by the Buyer in
connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

                  The Seller may waive any condition specified in this
Section 6(b) if it executes a writing so stating at or prior to the Closing.

         7. TERMINATION.

                  (a) TERMINATION OF AGREEMENT. Either of the Parties may terminate this Agreement as provided below:

                           i.   the Buyer may terminate this Agreement by
giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach; (B) if the Closing shall not have occurred on or before November 30, 1999 (or such later date, if extended pursuant to Section 2), by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement.

                           ii.  the Seller may terminate this Agreement by
giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach, or

(B) if the Closing shall not have occurred on or before November 30, 1999 (or such later date, if extended pursuant to Section 2), by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

                  (b) EFFECT OF TERMINATION. Notwithstanding the termination of this Agreement, the confidentiality provisions of this Agreement shall survive.

         8. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing:

                  (a) GENERAL.

                           i.   In case at any time after the Closing any
further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party; provided, however, that the Seller shall provide the Buyer with such assistance, technical and otherwise, as the Buyer may reasonably request in order to facilitate an efficient transition of the Acquired Assets from the Seller to the Buyer.

                           ii.  The Seller acknowledges and agrees that the
Seller shall deliver to the Buyer, within three (3) business days after the Closing, all customer contracts, supplier and vendor contracts, hardware and software maintenance agreements, maintenance records, configuration documentation, and any other agreement directly related to the operation of the Acquired Assets, and that the Seller, on an ongoing basis, shall deliver to the Buyer, on the day of receipt or, if not feasible, within one business day thereafter, any and all bills, payments, notices and any other documents related to the Acquired Assets. Each party agrees to provide the other with reasonable access, upon reasonable notice, to such documents, books, records, agreements, and financial data related to the Acquired Assets as necessary. The Seller acknowledges that audited balance sheets and statements of income, changes in stockholders' equity, and cash flow relating to the Acquired Assets as of and for the twelve (12) month-period ended December 31, 1998, as well as unaudited financial statements for the nine (9) month-period ended September 30, 1999 and for the nine (9) month-period ended September 30, 1998, must be prepared within sixty (60) days from the Closing Date and agrees that the Seller shall provide to the Buyer and the Buyer's auditors such assistance (including, but not limited to, production of documents, access to the Seller's offices and files, and access to and assistance from any employees of the Seller and/or FutureOne, Inc. as necessary) as the Buyer and the Buyer's auditors may deem necessary in their sole discretion in order to prepare such audited balance sheets and statements of income within sixty
(60) days from the Closing Date.

                  (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Acquired Assets, each of the other Parties will cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Sections 8(h), 8(i), or 8(j) below).

                  (c) TRANSITION.

                           i.   The Seller will not take any action that is
designed or intended to have the effect of discouraging any carrier, supplier, lessor, licenser, customer, or other business associate of the Seller from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Seller prior to the Closing. The Seller will refer all customer inquiries relating to the Acquired Assets to the Buyer from and after the Closing.

                           ii.  The Seller shall cooperate in recommending
the Internet access and web-hosting services of the Buyer to any and all future customers of the Seller who request such a recommendation, PROVIDED, HOWEVER, that Seller shall not be obligated to recommend Buyer's services when such recommendation would compete with a product or service offered by Seller in accordance with Section 8(e) below.

                           iii. The Seller and Buyer will cooperate in
implementing the Customer Transition Agreement incorporated into this Agreement as Exhibit J; PROVIDED, HOWEVER, that the Buyer will not willfully and maliciously take any action that is specifically intended to materially damage or injure the reputation of the "futureone" name while it is being used by the Buyer under the terms of the Customer Transition Agreement.

                           iv.  The Seller and the Buyer agree that, except
as otherwise provided in the Interim Agreement to Permit Occupancy Pending Assignment of Leases (a copy of which is attached hereto as Exhibit K), the Buyer will reimburse the Seller for the Buyer's pro rata share of all costs and expenses incurred in connection with the operation of the Acquired Assets from the Closing Date to the end of the month of November, 1999 (the "Expenses") within ten (10) days after receiving from the Seller a summary of the Expenses, together with appropriate documentation supporting such summary.

                  (d) CONFIDENTIALITY. The Seller shall treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his/her or its possession. In the event that the Seller or any of the Seller's shareholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this
Section 8(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller or the Seller's shareholders are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller or the Seller's shareholders (as the case may be) may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that the Seller and the Seller's shareholders shall use their reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

                  (e) COVENANT NOT TO COMPETE. For a period of two (2) years from and after the Closing Date, the Seller, the Seller's shareholders and their respective Affiliates, agree not to engage directly or indirectly in any business that offers dial-up internet access, dedicated internet access and web-hosting to third parties in the state of Arizona; PROVIDED, HOWEVER, that Seller, the Seller's shareholders and their respective affiliates may offer those specific services listed below:

                           i.   high-speed Internet access as part of
Seller's or the Seller's affiliates' bundled communications package known as NeighborComm(TM), but only on infrastructure built and owned or controlled by the Seller or the Seller's affiliates and only within a four-and-one-half (4.5)-mile radius of a NeighborComm(TM) hub location;

                           ii.  hosting of electronic commerce based websites
that are developed by Seller's affiliate Rocket Science Creative division;

                           iii. direct, high-speed Internet connections
through the Seller's (or Seller's affiliates') CLEC operations, except that the Buyer will be given right of first refusal to provide any element of such direct, high-speed Internet connections that directly competes with the Buyer's current services, on a wholesale basis; and

                           iv.  in no case will the Seller, the Seller's
shareholders and their respective affiliates provide dialup Internet access, nor will the Seller, the Seller's shareholders, and their respective affiliates solicit any of the customers acquired as part of the Acquired Assets.

         If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed

                  (f) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing and shall continue in full force and effect for a period of two (2) years thereafter.

                  (g) THIRD PARTY CONSENTS. The Seller shall use its best efforts to procure, and assist the Buyer in procuring, the consent of any third party whose consent is required in connection with the transactions contemplated by this Agreement.

                  (h) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

                           i.   In the event the Seller breaches any of its
representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(f) above, provided that the Buyer makes a written claim for indemnification against the Seller within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). If the Escrow Fund is not sufficient to cover any such Adverse Consequences, then the Buyer shall be entitled to seek payment directly from the Seller and, if the Seller cannot or will not cover such Adverse Consequences, then the Buyer shall be entitled to seek payment directly from the Sole Shareholder and, if the Sole Shareholder cannot or will not cover such Adverse Consequences, then the Buyer shall be entitled to seek payment directly from FutureOne, Inc.

                           ii.  The Seller agrees to indemnify the Buyer from
and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability (with the exception of any Assumed Liability) of the Seller.

                           iii.  The Seller agrees to indemnify the Buyer
from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Seller's operation of the Acquired Assets before the Closing.

                           iv.  The Seller agrees to indemnify the Buyer from
and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability (with the exception of any Assumed Liability) of the Seller for Taxes of the Seller related to the Acquired Assets.

                           v.   The Seller agrees to indemnify the Buyer from
and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Seller in relation to the termination of any of the Seller's employees who are not employed by the Buyer.

                           vi.  The Seller shall not have any Liability to
the Buyer for any Adverse Consequences set forth in this Section 8(h) to the extent that such Adverse Consequences are covered by insurance of the Buyer.

                           vii. Notwithstanding anything contained herein to
the contrary, the Seller shall have no Liability to the Buyer as a result of any breach of any representation, warranty or covenant, to the extent that the Buyer knew that such representation, warranty or covenant was incorrect prior to the Closing Date, except when such breach is the result of fraud or willful misconduct.

                  (i) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER.

                           i.   In the event the Buyer breaches any of its
representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(f) above, provided that the Seller makes a written claim for indemnification against the Buyer within such survival period, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach.

                           ii.  The Buyer agrees to indemnify the Seller from
and against the entirety of any Adverse Consequences the Seller and its shareholders may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Buyer's operation of the Acquired Assets after the Closing.

                           iii. The Buyer shall not have any Liability to the
Seller for any Adverse Consequences set forth in this Section 8(i) to the extent that such Adverse Consequences are covered by insurance of the Seller.

                           iv.  Notwithstanding anything contained herein to
the contrary, the Buyer shall have no Liability to the Seller as a result of any breach of any representation, warranty or covenant, to the extent that the Seller knew that such representation, warranty or covenant was incorrect prior to the Closing Date, except where such breach is the result of fraud or willful misconduct.

                  (j) MATTERS INVOLVING THIRD PARTIES.

                           i.   If any third party shall notify any Party
(the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                           ii.  Any Indemnifying Party will have the right to
defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                           iii. So long as the Indemnifying Party is
conducting the defense of the Third Party Claim in accordance with Section 8(i)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (k) LIMITATIONS ON INDEMNIFICATION OBLIGATIONS. Notwithstanding the provisions of Section 8(h), through 8(j) above, none of the Parties shall be obligated to indemnify or pay damages to any other Party or Parties, as the case may be, from and against any Adverse Consequences arising from or related to this Agreement to the extent that such Adverse Consequences arising from or related to this Agreement exceed the Purchase Price; PROVIDED, HOWEVER, that any claims brought by a Party against another Party or Parties for fraud or willful misconduct shall not be subject to the foregoing limitations.

         (l) PAYMENT OF CERTAIN LIABILITIES. Seller and/or its affiliates shall (i) make all payments necessary to satisfy any amounts due and payable on the equipment leases and any other Liabilities of the Seller or its affiliates relating to the Acquired Assets set forth on Section 3(e) of the Disclosure Schedule, and (ii) satisfy in full all obligations included in
Section 3(e) of the Disclosure Schedule within sixty (60) days of the Closing Date. In the event the Seller and/or its affiliates do not fully perform their obligations under this Section 8(l) within sixty (60) days of the Closing Date, the Buyer shall have no obligation to deliver to the Seller the Final Disbursement and the Escrow Shares under this Agreement, and shall have any other right or remedy available to the Buyer at law or in equity; PROVIDED, HOWEVER, that, in addition to the foregoing, if the Seller does not perform its obligations under this Section 8(l) and the Buyer, therefore, has to assume the amounts and Liabilities set forth on Section 3(e) of the Disclosure Schedule, then, as liquidated damages for its failure to perform its obligations under this Section 8(l), the Seller shall deliver to the Buyer, within two (2) business days from the completion of the sixty (60) day period referred to above, a number of Lock-Up Shares so that the total of the Escrow Shares, the Final Disbursement and such number of Lock-Up Shares shall be, if multiplied by the Closing Price, equal to two (2) times the total amount of all amounts due and payable on the equipment leases and any other Liabilities of the Seller or its affiliates relating to the Acquired Assets set forth on Section 3(e) of the Disclosure Schedule.

         9. ESCROW AGREEMENT. As security for the indemnity of the Buyer by the Seller provided for in Section 8 above, the Escrow Shares shall be registered in the name of the Seller, and deposited (with an executed assignment in blank) with Norwest Bank, N.A. as Escrow Agent such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and in the Escrow Agreement to be signed by all parties thereto (the "Escrow Agreement"). Any dividends or distributions of any kind (including, without limitation, any shares received upon a stock split) made in respect of any securities in the Escrow Fund shall be added to the Escrow Fund and become a part thereof. In the event of any conflict between the terms of this Agreement and the Escrow Agreement, the terms of the Escrow Agreement shall govern. All costs and fees of the Escrow Agent for establishing and administering the Escrow Fund shall be borne equally by the Parties. Upon compliance with the terms hereof, the Buyer shall be entitled to obtain indemnity first from the Escrow Fund for all Adverse Consequences covered by the indemnity provided for in Section 8 above. If the Escrow Fund is not sufficient to cover any such Adverse Consequences covered by Section 8 above, then the Buyer shall be entitled to seek payment directly from the Seller and, if the Seller cannot or will not cover such Adverse Consequences, then the Buyer shall be entitled to seek payment directly from the Sole Shareholder and, if the Sole Shareholder cannot or will not cover such Adverse Consequences, then the Buyer shall be entitled to seek payment directly from FutureOne, Inc. The form of the Escrow Agreement is attached hereto as Exhibit I.

         10. MISCELLANEOUS.

                  (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

                  (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  (c) ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules hereto (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                  (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; PROVIDED, HOWEVER, that the Seller or Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Seller and Buyer nonetheless each shall remain responsible for the performance of all of their obligations hereunder).

                  (e) COUNTERPARTS. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile, provided that the original counterpart is delivered within five (5) days of such execution.

                  (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         IF TO THE SELLER:

         Networld.com Inc.
         4250 E. Camelback Rd.
         Suite K-192
         Phoenix, Arizona 85018-2751
         Attn: Kendall Q. Northern, President
         E-mail:  ceo@futureone.com

         COPY TO:

         Squire, Sanders and Dempsey LLP
         Two Renaissance Square
         40 N. Central Ave
         Suite 2700
         Phoenix, AZ 85004-4441
         Attn: Mr. Brian Dolasinski
         E-mail:  bdolasinski@ssd.com


         IF TO THE BUYER:


         RMI.NET, Inc.
         999 18th Street, 22nd Floor
         Denver, Colorado  80202
         Attention:  Mr. Douglas H. Hanson, Chairman & CEO
         E-Mail:  dhhanson@rmi.net.com

         COPY TO:


         RMI.NET, Inc.
         999 18th Street, 22nd Floor

         Denver, Colorado  80202
         Attention:  Mr. Chris J. Melcher, General Counsel
         E-Mail:  chris.melcher@corp.rmi.net

         Holland & Hart LLP
         215 South State Street, Suite 500
         Salt Lake City, Utah  84111-23117
         Attention:  Mr. David R. Rudd
         E-Mail:  drudd@hollandhart.com

         IF TO FUTUREONE, INC.:

         FutureOne, Inc.
         4250 E. Camelback Rd.
         Suite K-192
         Phoenix, Arizona 85018-2751
         Attn: Kendall Q. Northern, President
         E-mail:  ceo@futureone.com


         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

                  (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

                  (i) ARBITRATION. The Parties hereby covenant and agree that, except as otherwise set forth in this Agreement, any suit, dispute, claim, demand, controversy or cause of action of every kind and nature whatsoever, known or unknown, fixed or contingent, that the Parties may now have or at any time in the future claim to have based in whole or in part, or arising from or that in any way is related to the negotiations, execution, interpretation or enforcement of this Agreement (collectively, the "Disputes") shall be completely and finally settled by submission of any such Disputes to arbitration under the Rules of Arbitration and Conciliation of the American

Arbitration Association then in effect. If the Parties to the Dispute are unable to agree on a single arbitrator, then such binding arbitration shall be conducted before a panel of three (3) arbitrators that shall be comprised of one (1) arbitrator designated by each Party to the Dispute and a third arbitrator designated by the two (2) arbitrators selected by the Parties to the Dispute. Unless the Parties to the Dispute agree otherwise, the arbitration proceedings shall take place in Denver, Colorado and the arbitrator(s) shall apply the law of the State of Colorado, USA, to all issues in dispute, in accordance with Section 10(h). The findings of the arbitrator(s) shall be final and binding on the Parties to the Dispute. Judgment on such award may be entered in any court of appropriate jurisdiction, or application may be made to that court for a judicial acceptance of the award and an order of enforcement, as the party seeking to enforce that award may elect. Notwithstanding any applicable rules of arbitration, all arbitral awards shall be in writing and shall set forth in particularity the findings of fact and conclusions of law of the arbitrator or arbitrators. If the Buyer makes any claim based upon the alleged intentional fraud or willful misconduct of the Seller or its shareholders and such claim is not found by the arbitrator(s) to be valid or proven, the Buyer shall pay the costs of the Seller or its shareholders incurred in connection with such arbitration proceeding (including reasonable attorneys fees).

                  (j) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (l) EXPENSES. Each of the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure
Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

                  (n) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  (o) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(i) above), in addition to any other remedy to which it may be entitled, at law or in equity.



                                      *****

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

RMI.NET, INC.


By:
   ---------------------------
         Douglas H. Hanson

Title:   Chairman and CEO
      ------------------------



NETWORLD.COM, INC.


By:
   ---------------------------

Title:
      ------------------------



FUTURE ONE, INC., an Arizona corporation

By:
   ---------------------------

Title:
      ------------------------



SOLELY FOR PURPOSES OF SECTIONS 8(h) AND 9 ABOVE:

FUTUREONE, INC., a Nevada corporation


By:
   ---------------------------

Title:
      ------------------------

                                    EXHIBIT A

                                 ACQUIRED ASSETS


"Acquired Assets" means all right, title, and interest in and to certain of the Internet and Web-related assets of the Seller, including (a) those real property leases, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets) listed in the Disclosure Schedule, (b) tangible personal property (such as machinery, equipment, inventories, and supplies, parts, furniture, and vehicles) listed in Exhibit A-3, as well as any software residing on such personal property, and the licenses and modifications thereto, (c) agreements, contracts, Security Interests, guaranties, other similar arrangements, and rights thereunder, and customer and supplier lists, as listed in Exhibits A-1 and A-2, (d) accounts and other receivables, as listed in Exhibit A-4, (e) all Refundable Deposits made by the Seller to secure liabilities of the Seller for leases, utilities, and telecommunications circuit agreements; (f) all books, records, ledgers, files, documents, correspondence relating to the foregoing, and (g) all Intellectual Property related to the foregoing, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringement thereof, and rights to protection of interests therein under the laws of all jurisdictions.